                                                                  EXHIBIT 3.1(b)


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                             ----------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "BNC MORTGAGE, INC.", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 1998, AT 9 O'CLOCK A.M.










(SEAL)                                       /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION: 9584373

                                             DATE: 02-18-99

                          CERTIFICATE OF CORRECTION OF
                          CERTIFICATE OF DESIGNATION OF

                SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF

                               BNC MORTGAGE, INC.

                             ----------------------


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is: BNC Mortgage, Inc.

         2. The Certificate of Designation of Series A Junior Participating Preferred Stock of the corporation, which was filed by the Secretary of State of Delaware on October 21, 1998, is hereby corrected.

         3. The inaccuracy to be corrected in said instrument occurs in Section 3(a) as follows:

             (a) Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

         4.  The portion of the instrument in corrected form is as follows:

             (a) Except as provided in paragraph (c) of this Section 3 and subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate of Correction of Certificate of Designation of Series A Junior Participating Preferred Stock of the corporation is executed on behalf of the corporation by its President and attested by its Secretary this 24th day of November, 1998.


                                                    /s/ KELLY W. MONAHAN
                                                    ---------------------------
                                                    Kelly W. Monahan, President


Attest:

/s/ EVAN R. BUCKLEY
----------------------------------
Evan R. Buckley, Secretary